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                                                                    EXHIBIT 99.1
                                   CURRENT REPORT ON FORM 8-K DATED MAY 14, 2001

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FOR IMMEDIATE RELEASE

             CME, CBOE CREATE JOINT VENTURE ON SINGLE-STOCK FUTURES
 WORLD'S TWO LARGEST EQUITY DERIVATIVES EXCHANGES TO CREATE FOR-PROFIT COMPANY
                         CBOT TO JOIN WITH LIMITED STAKE

    CHICAGO, May 14, 2001 - The world's largest options exchange and the largest futures exchange in the U.S. are teaming up to introduce a highly anticipated new product -- single-stock futures contracts. The Chicago Board Options Exchange (CBOE) and Chicago Mercantile Exchange Inc. (CME) today signed a letter of intent to create a joint venture to introduce single-stock futures, following approval by the boards of directors of both exchanges.

    The Chicago Board of Trade (CBOT) has also agreed to participate in the joint venture with a limited stake.

    Legislation signed into law in December will allow the introduction of single-stock futures by U.S. financial exchanges later this year, after an 18-year prohibition on the products.

    "Today's announcement highlights the innovation and entrepreneurial spirit among Chicago's exchanges," said CBOE Chairman and Chief Executive Officer William Brodsky. "This exciting new initiative combines the best of securities and futures trading. Our willingness to work together on this venture will ensure that Chicago remains the world's center in derivatives trading and risk management."

    "The creation of this joint venture recognizes the tremendous synergies of CME and CBOE, making us a formidable competitor in the global marketplace for single-stock futures," said CME Chairman Scott Gordon. "Our complementary customer bases of retail and institutional investors will benefit from the efforts of all three Chicago exchanges to establish deep pools of liquidity in these products."

                                    --MORE--

CME, CBOE CREATE JOINT VENTURE / PAGE 2

        "I am enthused that Chicago's exchanges have worked so well together to understand and address our customers' needs and our members' concerns," said CBOE Vice Chairman Mark Duffy. "We have designed a product that, I believe, will appeal to our customers, and a business structure that will provide great benefit to our members."

    "Our largest customers have emphasized the importance of collaboration between the CBOE and CME to combine the capabilities, distribution and connectivity of the futures and securities worlds," said CME President and Chief Executive Officer Jim

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McNulty. "This alliance should also provide the highest level of capital efficiency for our customers who trade in both futures and options."

    "The CBOT is pleased to work with the leadership of CBOE and CME in this initiative to bring this exciting new product to our markets," said Nicholas Neubauer Chairman of the Chicago Board of Trade. "The involvement of our members and the access to our customers will make important contributions to the success of this venture."

    The joint venture will be a for-profit company, will have its own management and board, and will be separately organized as a regulated exchange.

    Single-stock futures will be traded electronically, and orders may be entered through both the new CBOEDIRECT(TM) electronic platform and CME's GLOBEX2 electronic trading system.

    CME and CBOE officials said they are engaged in negotiations with the Options Clearing Corporation (OCC), which clears all CBOE transactions, to clear the new products. McNulty said the negotiations contemplate CME becoming a special clearing member of OCC to provide access for CME clearing members who are not members of the OCC.

    The exchanges anticipate contracting with Designated Primary
Market-Makers (DPMs) in these products and expect that the board appointed to govern the joint venture will determine the eligibility criteria, selection process, rights, privileges and duration of such arrangements.

    Single-stock futures are expected to bring new efficiencies to securities trading, securities lending and corporate hedging activities. CME and CBOE officials said they also expect to develop rules that would accommodate block trading and exchange-for-physicals (EFPs).

                                    --MORE--

CME, CBOE CREATE JOINT VENTURE / PAGE 3

    The Chicago Board Options Exchange created and launched the first listed options on stocks in 1973 and the first index options in 1982. Today, CBOE lists options on more than 1,500 stocks and on over 40 indexes, such as the S&P 500, the Dow Jones Industrial Average(SM), the Russell 2000, the Nasdaq-100, and the S&P 100. It remains the world's largest and most successful options marketplace.

    Chicago Mercantile Exchange Inc. launched the first successful stock index futures contracts on the S&P 500 in 1982. Today, CME trades futures and futures options on indexes including the S&P 500, Nasdaq-100, S&P MidCap 400, Russell 2000, FORTUNE e-50, S&P/BARRA Growth and Value Indexes, and
Nikkei 225, as well as its electronically traded E-mini S&P 500 and E-mini Nasdaq-100 contracts - the fastest

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growing products in the exchange's history. CME also trades interest rate, foreign currency and agricultural commodity products. On November 13, 2000, CME demutualized and became a for-profit, shareholder-owned corporation.

    CBOE is regulated by the Securities and Exchange Commission (SEC). CME is regulated by the Commodity Futures Trading Commission (CFTC). Additional information about the CBOE and CME can be found at their respective Web sites: WWW.CBOE.COM and WWW.CME.COM.




EXCEPT FOR THE REPORTED HISTORICAL INFORMATION, MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE DISCUSSED IN CME'S FILINGS WITH THE SEC. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS RELEASE. CME UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.

S&P, S&P 500, S&P/BARRA GROWTH, S&P/BARRA VALUE, S&P MIDCAP 400, NASDAQ-100, RUSSELL 2000 AND OTHER TRADE NAMES, SERVICE MARKS, TRADEMARKS AND REGISTERED TRADEMARKS THAT ARE NOT PROPRIETARY TO CHICAGO MERCANTILE EXCHANGE INC. OR CHICAGO BOARD OPTIONS EXCHANGE ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS, AND ARE USED HEREIN UNDER LICENSE. THE FORTUNE e-50 INDEX (THE "INDEX") IS A TRADEMARK OF FORTUNE, A DIVISION OF TIME INC., WHICH IS LICENSED FOR USE BY THE CHICAGO MERCANTILE EXCHANGE INC. IN CONNECTION WITH FUTURES AND OPTIONS ON FUTURES (THE "PRODUCTS"). THE PRODUCTS HAVE NOT BEEN PASSED ON BY FORTUNE FOR SUITABILITY FOR A PARTICULAR USE. THE PRODUCTS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY FORTUNE. FORTUNE MAKES NO WARRANTY AND BEARS NO LIABILITY WITH RESPECT TO SUCH PRODUCTS. FORTUNE MAKES NO WARRANTY AS TO THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OR THE DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR THE DATA INCLUDED.

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